Exhibit 99.1

NEWS RELEASE

Southcross Energy             1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Announces Actions to Enhance Liquidity

DALLAS, Texas, January 8, 2016 - Southcross Energy Partners, L.P. (NYSE:SXE) (“Southcross”) today announced recent actions to enhance its liquidity position. Specific actions include a suspension of its quarterly cash distributions to unit holders and the closing of a $14 million unsecured loan (the “Unsecured Loan”). The Unsecured Loan is being provided by funds managed by EIG Global Energy Partners and Tailwater Capital and has a one-year term with interest at 7% per annum, payable in cash or, at the option of Southcross, in additional notes, such interest not due and payable until maturity.

David Biegler, Chairman of the board of directors of Southcross’ general partner, stated: “Given the current low commodity pricing cycle and the effect that this is having on the development plans of our producer customers, Southcross’ management and board of directors, after careful consideration, believe it is prudent for Southcross to bolster its liquidity through the suspension of the distributions and the unsecured financing and that these actions are in the best interests of the Southcross unitholders”.

John Bonn, President and Chief Executive Officer of Southcross, added: “We believe that the additional liquidity generated from the financing, coupled with the suspension of our distributions, will allow us to advance our efforts to develop a comprehensive plan that will address our balance sheet. We have retained advisors to assist in this effort.”

Southcross and its affiliate, Southcross Holdings LP ("Holdings") have retained Kirkland & Ellis LLP, as legal advisor, and Houlihan Lokey, Inc., as financial advisor, to advise the management and boards of directors of Southcross and Holdings regarding potential strategic alternatives and capital structure matters.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, compression, treating, processing and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation facilities and approximately 3,200 miles of pipeline. The South Texas assets are located in or near the Eagle Ford Shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Southcross believes that the expectations reflected in the forward-looking statements are reasonable, Southcross can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Southcross with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Southcross with the SEC, including Southcross’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements

Exhibit 99.1

speak only as of the date of the document in which they are contained, and Southcross does not undertake any duty to update any forward-looking statements except as may be required by law.
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Contact:
Southcross Energy Partners, L.P.
David Lawrence, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com